Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2011, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-176442) and related Prospectus of Genomatica, Inc. for the registration of $100,000,000 of its common stock.

/s/ Ernst & Young LLP

San Diego, California

November 1, 2011